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                                                                    EXHIBIT 24.1

POWER OF ATTORNEY
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         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Crawford Equipment and Engineering Company, a Florida corporation, hereby constitute and appoint James P. Crawford, as his true and said attorney-in-fact, for him and in his name, place and stead in any and all capacities to sign each Registration Statement, and to file this Registration Statement and each Amendment so signed with all exhibits thereto and any and all documents in connection therewith with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 5, 1998.

Signature                        Title                Date

James P. Crawford       Chairman, Chief Executive
                        Officer                      June 5, 1998


Steven Atkinson         President and Director       June 5, 1998


Kathleen Crawford       Vice President, Secretary,
                        Treasurer, and Director      June 5, 1998


C. David Cooper         Director                     June 5, 1998


Bruno A. Ferraro        Director                     June 5, 1998


William Dillard         Director                     June 5, 1998